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                                                                  EXHIBIT 10.11


                         SIMIONE CENTRAL HOLDINGS, INC.

                                SECTION 125 PLAN

                        TAX IDENTIFICATION # 58-2205244

                                   ARTICLE I

                                  INTRODUCTION

The Name of this Plan is SIMIONE CENTRAL HOLDINGS, INC. Section 125 Plan.

1.1 Purpose of Plan. The purpose of this Plan is to provide eligible employees a choice of receiving certain tax free fringe benefits or taxable income.

1.2 Cafeteria Plan Status. The Plan will be a flexible benefits plan and is intended to qualify as a "cafeteria plan" under Section 125 of the Internal Revenue Code of 1986, as amended, or successor provisions thereto, including any appropriate Treasury Regulations promulgated thereunder, and that certain benefits which an employee elects to receive under the Plan be eligible for exclusion from the employee's gross income pursuant to Section 125(a) of the Internal Revenue Code of 1986, as amended.

1.3      "Effective Date" is JANUARY 1, 1997.

                                   ARTICLE II

                                  DEFINITIONS

2.1      "Code" means the Internal Revenue Code of 1986, as amended.

2.2      "Primary Sponsor" means SIMIONE CENTRAL HOLDINGS, INC.

2.3 "Administrator" means the Primary Sponsor, or such other person, or committee appointed from time to time by the Primary Sponsor to supervise the administration of the Plan.

2.4 "Plan" means a Premium Only funded Salary Reduction Benefit Plan of SIMIONE CENTRAL HOLDINGS, INC. as set forth herein, together with any and all amendments and supplements thereto.





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2.5      "Participant" means any individual who participates in the Plan in accordance with Article III.

2.6 "Employee" means any individual employed by a Plan Sponsor who qualifies for benefits as illustrated under Article IV, Section 4.1.

2.7      "Key Employee" means any person who is a key employee as defined in
         Section 416(I)(1) of the Code.

2.8 "Plan Year" means a twelve (12) month period beginning JANUARY 1 and ending DECEMBER 31 of each year which benefit coverage is provided.

2.9 "Plan Sponsor" means SIMIONE CENTRAL HOLDINGS, INC. and any affiliate of the Primary Sponsor which, with the consent of the Primary Sponsor, has adopted the Plan.

2.10 "Salary Reduction Agreement" shall mean a legally enforceable written document executed by both the Participant and a Plan Sponsor.

         "Salary Reduction" means an agreement between the Participant and a Plan Sponsor under which the Participant agrees to reduce his/her compensation or to forego all or part of the increases in such compensation and to have such amounts contributed by the Plan Sponsor to the Plan on the Participant's behalf. The Salary Reduction Agreement shall apply only to compensation that has not been actually or constructively received by the Participant as of the date of the agreement (after taking this Plan and Code Section 125 into account) and, subsequently does not become currently available to the Participant.

2.11 "Salary Reduction Amount" shall mean the amount which the Employee has elected as a reduction in this compensation.

2.12 "Insurance Coverage" means any contributions toward premiums or other payments which are required by a Participant to obtain coverage under each excess group term life or medical or dental plan maintained by a Plan Sponsor for the Participant, his/her spouse and/or dependents for the Plan Year.

                                  ARTICLE III

                                 PARTICIPATION

3.1 Commencement of Participation. No Employee shall be eligible to participate until the date he/she becomes eligible for any excess group term life insurance or medical or dental plan of a Plan Sponsor which requires Participant contributions. In order to participate in the Plan, an Employee must complete and file with a Plan Sponsor an application for


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         participation and such other information or documentation as may be required by the Company or the Plan Administrator.

3.2 Cessation of Participation. A Participant will cease to be a Participant as of the earlier of (a) the date on which the Plan terminates or, (b) the date on which he/she ceases to be an Employee eligible to participate under Section 3.1, or (c) the date on which this Plan no longer qualifies under the provisions of Section 125.

3.3 Reinstatement of Former Participant. A former Participant will become a Participant again if and when he/she meets the eligibility requirements of Section 3.1.

                                   ARTICLE IV

                               OPTIONAL BENEFITS

4.1 Available Benefit Options. A Participant may choose under this Plan to receive his full compensation for any Plan Year in (1) cash, or (2) have a portion of his compensation applied by a Plan Sponsor toward the cost of Insurance Coverage.

4.2 Sources of Health and/or Welfare Benefits. While the Participant may choose under this Plan to have a Plan Sponsor apply a part of his or her compensation to the cost of the benefits listed in Section 4.1, the welfare plan benefits will not be provided by this Plan, but by the applicable benefit plans themselves. The applicable welfare benefit plan, as amended from time to time, will govern the terms of coverage and benefits available.

4.3 Cash Benefit. If a Participant fails to properly make any election of Benefit options or does not elect any Salary Reduction, such Participant shall be deemed to have chosen the Cash Benefit as his/her sole Benefit option.

4.4 Automatic termination of election. Elections made under this Plan (or deemed to be made under Section 4.8) shall automatically terminate on the date on which the Participant ceases to be a Participant in the Plan.

4.5 Maximum Company contributions. The maximum amount of Plan Sponsor contributions under the Plan for any Participant shall be the costs from time to time of the most expensive benefits available to the Participant under all Plans listed in Section 4.1 (including the portion of such costs payable with nonelective Plan Sponsor contributions).

4.6 Election Procedure. Approximately thirty (30) days prior to the commencement of each Plan Year, the Administrator shall provide one or more written election forms and salary reduction agreements to each Participant and to any other Employee who is expected to become a Participant at the beginning of the Plan Year effective as of the first day of the


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         Plan Year. Each Participant who desires one or more optional benefits coverage described in Section 4.1 for the Plan Year shall so specify on the appropriate election form(s) and shall agree to a reduction in his/her compensation. The amount of the reduction in the Participant's compensation for the Plan Year for each optional benefit described in
         Section 4.1 that is elected by the Participant shall equal the Participant's share of the cost of such optional benefit. Each election form must be completed and returned to the Administrator on or before such date as the Administrator shall specify, which date shall be no later than the beginning of the first pay period for which the Participant's salary reduction agreement will apply.

4.7 New Participants. As soon as practicable before an Employee becomes a Participant under Section 3.1 or 3.3, the Administrator shall provide the employee with the written election forms and salary reduction agreements described in Section 4.6. If the Employee desires one or more optional benefits coverage described in Section 4.1 for the balance of the Plan Year, he/she shall so specify on the election forms and shall agree to a reduction in his/her compensation as provided in Section 4.6. The election forms must be completed and returned to the Administrator on or before such date as the Administrator shall specify, which date shall be no later than the beginning of the first pay period for which the Participant's salary reduction agreements will apply.

4.8 Failure to Elect. A new Participant failing to return a completed election form to the Administrator on or before the specified due date for the initial Plan Year of the Plan, or for the Plan Year in which he/she becomes a Participant shall be deemed to have elected to receive his/her full compensation in cash. An existing Participant failing to return a completed election form to the Administrator relating to the optional benefits described in Section 4.1 on or before the specified due date for any subsequent Plan Year, shall be deemed to have made the same election as was in effect as to such optional benefits just prior to the end of the preceding Plan Year. The Participant shall also be deemed to have agreed to a reduction in his/her compensation for the subsequent Plan Year equal to the Participant's share of the cost from time to time during such Plan Year of each such optional benefit he/she is deemed to have elected for such Plan Year.

4.9      Change of Elections.

         (a) Any Participant may change a Benefit election after the Plan Year (to which such election relates) has commenced, and make new elections with respect to the remainder of such Plan Year if the changes are necessitated by and are consistent with a change in family status which is acceptable under rules and regulations adopted by the Department of Treasury. Benefit election changes are consistent with family status changes only if the election changes are necessary or appropriate as a result of the family status change. Any new election under this Section 4.9 shall be effective at such time as the Administrator shall prescribe, but not earlier than the first pay period



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                  beginning after the election form is completed and returned to the Administrator. For the purposes of this paragraph, the following events shall be considered examples of a change in family status:

                  (1)      the marriage or divorce of the Participant;

                  (2)      the birth or adoption of a child by the Participant;

                  (3) the death of the Participant's spouse or a Dependent;

                  (4) the termination or commencement of employment of the Participant's spouse;

                  (5) the switching from part-time to full-time employment status (or from full- time to part-time status) by the Participant or the Participant's spouse;

                  (6) the taking of an unpaid leave of absence by the Participant or the Participant's spouse; or

                  (7) a significant change in health coverage attributable to the Spouse's employment.

         (b) If the Administrator offers a group health insurance program under the Plan, and a Participant has elected benefits thereunder, and the independent third party insurer underwriting such plan increases or decreases the premium cost, the Salary Reduction Agreement of such Participant shall be automatically revised accordingly. In the event of a substantial increase in premium costs, if the Participant elects in writing, within thirty (30) days after notice of such substantial increase, to drop his/her enrollment in the prior group health insurance program adopted by the Administrator and offered under this plan, the Participant's Salary Reduction Agreement shall be automatically revised consistent with the Participant's election to participate in the new group health insurance program.

4.10 Changes by Administrator. If the Administrator determines, before or during any Plan Year, that the Plan may fail to satisfy for such Plan Year any nondiscrimination requirement imposed by the Code or any limitation on benefits provided to Key Employees, the Administrator shall take such action as it deems appropriate, under rules uniformly applicable to similarly situated Participants, to assure compliance with such requirement or limitation. Such action may include, with limitation, a modification of elections by highly compensated Employees or Key Employees with or without the consent of such Employees.

4.11 Revocation of Salary Reduction Agreement. Except as otherwise provided in this Plan, a Participant's Salary Reduction Agreement shall continue in effect from Plan Year to Plan Year unless and until revoked by the Participant. Revocation must be in writing and delivered

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         to the Company.

4.12 Effective Date of Revocation. Except as otherwise provided in this Plan, any revocation delivered to the Company shall be effective on the first pay period of the Plan Year next following the Plan Year during which the revocation is received by the Company.


                                   ARTICLE V

5.1 Plan Administrator. The Primary Sponsor may serve as the Administrator or it may designate any entity, individual or committee or individuals to serve as Administrator. The administration of the Plan shall be under the supervision of the Administrator. It shall be a duty of the Administrator to see that the Plan is carried out, in accordance with its terms, for the exclusive benefit of persons entitled to participate in the Plan without discrimination among them. The Administrator will have full power to administer the Plan in all of its details, subject to applicable requirements of law. For this purpose, the Administrator's powers will include, but will not be limited to, the following authority, in addition to all other powers provided by this Plan:

         (a) To make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of the Plan, including the establishment of any claims procedures that may be required by applicable provisions of law;

         (b) To interpret the Plan and its interpretation thereof in good faith to be final and conclusive on all persons claiming benefits under the Plan;

         (c) To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;

         (d) To appoint such agents, counsel, accountants, consultants, and other persons as may be required to assist in administering the Plan;

         (e) To allocate and delegate its responsibilities under the Plan and to designate other persons to carry out any of its responsibilities under the Plan, any such allocation, delegation or designation to be in writing.

         (f) To reject elections or to limit contributions or benefits for certain highly compensated Participants if it deems such to be desirable in order to avoid discrimination under the Plan in violation of applicable provisions of the Code;

         Notwithstanding the foregoing, any claim which arises under any excess group term life insurance or medical or dental plan shall not be subject to review under this Plan, and the


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         Administrator's authority under this Section 5.1 shall not extend to any matter as to which an administrator under any such plan is empowered to make determinations under such plan.

         The Administrator, if it is someone other than the Primary Sponsor, may be removed by the Primary Sponsor at anytime upon the giving of thirty (30) days prior written notice to the Plan Administrator. The Plan Administrator may resign at any time upon the giving of thirty
         (30) days prior written notice to the Primary Sponsor.

5.2 Examination of Records. The Administrator will make available to each Participant such of his/her records as pertain to the Participant, for examination at reasonable times during normal business hours.

5.3 Reliance on tables, etc. In administering the Plan, the Administrator will be entitled to the extent permitted by law to rely conclusively on all tables, valuation, certificates, opinions, and reports which are furnished by accountants, counsel, or other experts employed or engaged by the Administrator.

5.4 Nondiscriminatory exercise of authority. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, the Administrator shall exercise its authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

5.5 Indemnification of Administrator. The Primary Sponsor agrees to indemnify and to defend to the fullest extent permitted by law any Employees serving as the Administrator or as a member of a committee designated as Administrator (including any Employee or former Employee who formerly served as Administrator or as a member of such committee); also, any person serving as an enroller for the Plan, against all liabilities, damages, costs, and expenses (including attorney's fees and amounts paid in settlement of any claims approved by the Primary Sponsor) occasioned by any act or omission to act or any material used in connection with the Plan, if such act or omission or material is in good faith.

5.6 Assignability. Except insofar as applicable law may otherwise require no benefits hereunder, shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and may attempt to alienate, sell, transfer, assign, pledge, attach, charge or otehrwise encumber any such benefit, whether presently or hereafter acquired, shall be void.

5.7 Grievance Procedures. Any person believing that the Primary Sponsor has failed to apply his/her Salary Reduction Amount in accordance with his/her Salary Reduction Agreement may file a claim in writing for the additional benefits to which he/she believes he/she is entitled. The Plan Administrator shall do all in his/her power to help the Participant


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         satisfy his/her claim.

         A.       In the event that any grievance is not satisfied within sixty
                  (60) days, the Administrator shall give written notification to the Participant as to the status of the grievance. If the request for additional benefits is denied in whole, or in part by any insurance plan, the Plan Administrator shall notify the Participant in writing the specific reasons for denial.

         B. If benefits are provided or administered by an insurance company which is subject to regulation under the insurance laws, the claims procedure relating to these benefits may provide for review. If so, that insurance company shall be the entity to which claims are addressed.

                                   ARTICLE VI

                            LIMITATIONS ON BENEFITS

6.1 Nontaxable benefits provided to Employees who are classified as Key Employees shall not exceed twenty-five percent (25%) of the total nontaxable benefits provided to all Employees.

         In the event that nontaxable benefits to such Key Employees should exceed twenty-five percent (25%) of the total nontaxable benefits provided to all employees, then such Key Employees receiving benefits shall be treated as though they received all available taxable benefits under the Plan. For purposes of applying this Section, the term "nontaxable benefits" refers to the cost of coverage.

         A. If the Administrator finds discrimination exists, the Administrator may adjust the Salary Reduction elections of Key Employees prorated until not more than twenty-five percent (25%) of total nontaxable benefits are provided to Key Employees.

         B. Contributions and benefits under the Plan shall not discriminate in favor of Highly Compensated Participants.

         C. "Highly Compensated Employees" are defined in Section 125 of the Code.

                                  ARTICLE VII

                            AMENDMENT OR TERMINATION

7.1 This Plan is intended to be permanent, but the Plan may be amended to any extent, at any time, and from time to time, or may be terminated at any time by the Primary Sponsor; provided, however, that the Primary Sponsor shall have no power to amend the Plan in



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         any manner which would deprive any Participant of any benefit which had accrued to the Participant prior to the effective date of such amendment, modification, supplementation or termination. The Primary Sponsor specifically reserves the right to change, cancel or modify all other plans and policies at any time.


                                  ARTICLE VIII

                                 MISCELLANEOUS

8.1 Information to be furnished. Participants shall provide the Plan Sponsor and Administrator with such information and evidence, and shall sign such documents, as may reasonably be requested from time to time for the purpose of administration of the Plan.

8.2 Limitation of rights. Neither the establishment of the Plan, nor any amendment thereof, nor the payment of any benefits, will be construed as giving to any Participant or other person any legal or equitable right against a Plan Sponsor or Administrator, except as provided herein.

8.3 Governing law. This Plan shall be construed, administered and enforced according to the laws of the State of GEORGIA, except to the extent that such laws are preempted by the laws of the United States of America. It is the intent of the employer that this Plan be a qualified "Cafeteria Plan" under the provisions of Section 125 of the Internal Revenue Code, and any ambiguities in the construction shall be interpreted in order to effectuate such intent.

8.4 Non-guarantee of employment. Nothing contained in this Plan shall be construed as a contract of employment between a Plan Sponsor and any Employee, or as a right of any Employee to be continued in the employment of a Plan Sponsor, or as a limitation of the right of a Plan Sponsor to discharge any of its Employees, with or without cause.

8.5 Non-alienation of benefits. Benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any such liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder, shall be void. A Plan Sponsor shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.

8.6 Divestment of Benefits. Subject only to the specific provisions of this Plan, nothing shall be deemed to divest a Participant of a right to the benefit to which the Participant becomes


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         entitled in accordance with the provisions of this Plan.

8.7 Legal Contract. This Plan, together with the Salary Reduction Agreement executed by each Participant, is intended to be a valid binding and legally enforceable contract.

8.8 To the extent required by the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended from time to time, continuation of coverage shall be provided in accordance with applicable law. The Administrator shall notify the Participant in writing within the time period specified by law of the Participant's rights and responsibilities relating to continuation coverage under COBRA.

8.9 Notice. Any notice, application, instruction, designation or other form of communication required to be given or submitted by any Participant, shall be in such form, as is prescribed from time to time by the Administrator, sent by first class mail or delivered in person to the Administrator. Any notice, statement, report or other communication from a Plan Sponsor or the Administrator to any Participant required or permitted by the Plan shall either be mailed by first class mail to such person at his/her address last appearing on the records of the Plan Sponsor, or otherwise be provided to such person by any other method allowed by law. Each person entitled to receive any benefit under the Plan shall file with the Administrator his/her complete mailing address and each change thereof. If the Administrator shall be in doubt as to whether benefits are being received by the person entitled thereto, it may, by registered mail addressed to such person at his/her address, last known to the Administrator, notify such person that all future benefits will be withheld until such person submits to the Administrator his/her proper mailing address and such other information as the Administrator may reasonably request.

8.10 Filing of Information. Each Participant shall file with the Administrator such pertinent information concerning himself/herself and his/her dependents as a Plan Sponsor or the Administrator may specify, and in such manner and form as a Plan Sponsor or the Administrator may specify or provide, and such Participant shall not have rights or be entitled to any benefits or further benefits hereunder unless such information is filed by him/her or on his/her behalf.



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IN WITNESS WHEREOF, the Primary Sponsor has caused this instrument to be executed effective as of the day and year first above written.

                                     SIMIONE CENTRAL HOLDINGS, INC.

                                 Signed: /s/Gary M. Bremer
                                         -----------------------------------

                                 By:     GARY M. BREMER
                                         -----------------------------------

                                 Title:  President/CEO
                                         -----------------------------------


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